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                                                                    Exhibit 16.1

                                     Arthur
                                    Andersen



                                                  Arthur Andersen LLP
                                                  8000 Towers Crescent Drive
                                                  Suite 400
                                                  Vienna, VA 22182


February 18, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K/A dated February 8, 1999 of SFW Holding Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/S/ ARTHUR ANDERSEN LLP




cc:    Mr. Ronald T. Rice, Vice President and Controller, SFW Holding Corp.